PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                       For the Three Months Ended
                                                                                March 31,
                                                                ---------------------------------
                                                                        2007             2006
                                                                ----------------- ---------------

Net income...................................                    $    59,778        $  114,216
   Add: Minority interest in income..........                          5,783             7,159
   Less: Minority interest in income which do not have fixed
     charges.................................                         (3,934)           (3,452)

   Less: Equity in earnings of investments...                         (3,977)           (3,466)
   Add: Cash distributions from investments..                          4,171             5,776
   Less: Impact of discontinued operations...                              -              (154)
                                                                ----------------- ---------------
Adjusted net income..........................                         61,821           120,079
   Interest expense..........................                         16,808             1,557
                                                                ----------------- ---------------
Total earnings available to cover fixed charges                  $    78,629         $ 121,636
                                                                ================= ===============
Total fixed charges - interest expense (a)...                    $    17,549         $   2,273
                                                                ================= ===============
Cumulative preferred stock dividends.........                    $    58,776        $   46,615
Preferred partnership unit distributions.....                          5,403             3,591
Allocations pursuant to EITF Topic D-42......                              -                 -
                                                                ----------------- ---------------
Total preferred distributions................                     $   64,179        $   50,206
                                                                ================= ===============
Total combined fixed charges and preferred stock distributions
                                                                  $   81,728        $   52,479
                                                                ================= ===============
Ratio of earnings to fixed charges...........                          4.48x            53.51x
                                                                ================= ===============
Ratio of earnings to fixed charges and preferred stock
  distributions..............................                          0.96x             2.32x
                                                                ================= ===============



                                                                            For the Year Ended December 31,
                                                       ----------------------------------------------------------------------------
                                                            2006             2005            2004           2003          2002
                                                       --------------   -------------   -------------   -----------   -------------
                                                                      (Amounts in thousands)
Net income...................................           $  314,026        $ 456,393       $ 366,213      $ 336,653      $ 318,738
   Add: Minority interest in income..........               31,883           32,651          49,913         43,703         44,087
   Less: Minority interest in income which do not
     have fixed charges......................              (16,014)         (15,161)        (17,099)       (13,610)       (14,307)

   Less: Equity in earnings of investments...              (11,895)         (24,883)        (22,564)       (24,966)       (29,888)
   Add: Cash distributions from investments..               17,699           23,112          20,961         17,754         19,496
   Less: Impact of discontinued operations...               (1,609)          (6,796)            255         (4,478)        10,562
                                                       --------------   -------------   -------------   -----------   -------------
Adjusted net income..........................              334,090          465,316         397,679        355,056        348,688
   Interest expense..........................               33,062            8,216             760          1,121          3,809
                                                       --------------   -------------   -------------   -----------   -------------
Total earnings available to cover fixed charges          $ 367,152        $ 473,532       $ 398,439      $ 356,177      $ 352,497
                                                       ==============   =============   =============   ===========   =============
Total fixed charges - interest expense (a)...            $  35,778        $  11,036       $   4,377      $   7,131      $  10,322
                                                       ==============   =============   =============   ===========   =============
Cumulative preferred stock dividends.........            $ 214,218        $ 173,017       $ 157,925      $ 146,196      $ 148,926
Preferred partnership unit distributions.....               19,055           16,147          30,423         26,906         26,906
Allocations pursuant to EITF Topic D-42......               31,493            8,412          10,787          7,120          6,888
                                                       --------------   -------------   -------------   -----------   -------------
Total preferred distributions................            $ 264,766        $ 197,576       $ 199,135      $ 180,222      $ 182,720
                                                       ==============   =============   =============   ===========   =============
Total combined fixed charges and preferred
     stock distributions.....................            $ 300,544        $ 208,612       $ 203,512      $ 187,353      $ 193,042
                                                       ==============   =============   =============   ===========   =============
Ratio of earnings to fixed charges...........               10.26x           42.91x          91.03x         49.95x         34.15x
                                                       ==============   =============   =============   ===========   =============
Ratio of earnings to fixed charges and preferred stock
  distributions..............................                1.22x            2.27x           1.96x          1.90x          1.83x
                                                       ==============   =============   =============   ===========   =============

                                   Exhibit 12

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

SUPPLEMENTAL DISCLOSURE OF RATIO OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") TO FIXED CHARGES (a):


                                                        For the Three Months Ended
                                                                  March 31,
                                                       ----------------------------
                                                           2007           2006
                                                       -------------  -------------

Net Income...................................          $    59,778    $   114,216
Add - Depreciation and amortization (including
discontinued operations).....................              176,481         50,070

Less - Depreciation allocated to minority interests         (3,423)          (312)
Add - Depreciation included in equity in earnings of
  real estate entities.......................                9,755          9,254
Add - Minority interest - preferred .........                5,403          3,591
Add - Interest expense ......................               16,808          1,557
EBITDA available to cover fixed charges (b)..          $   264,802    $   178,376
Total fixed charges - interest expense (a)...          $    17,549    $     2,273

Preferred stock dividends....................               58,776    $    46,615
Preferred partnership unit distributions.....                5,403          3,591
   Allocations pursuant to EITF Topic D-42...                    -              -
Total preferred distributions................          $    64,179    $    50,206
Total combined fixed charges and preferred stock
  distributions..............................          $    81,728    $    52,479
Ratio of EBITDA to fixed charges.............               15.09x         78.48x
Ratio of EBITDA to combined fixed charges and
  preferred stock distributions..............                3.24x          3.40x





                                                                              For the Year Ended December 31,
                                                       -----------------------------------------------------------------------
                                                            2006            2005           2004          2003         2002
                                                       --------------   ------------- -------------  -----------   -----------
                                                                      (Amounts in thousands)
Net Income...................................           $   314,026       $ 456,393     $ 366,213     $ 336,653     $ 318,738
Add - Depreciation and amortization (including
discontinued operations).....................               438,218         196,485       184,345       188,003       181,648

Less - Depreciation allocated to minority interests          (4,638)         (3,403)       (6,046)       (6,328)       (8,087)
Add - Depreciation included in equity in earnings of
  real estate entities.......................                38,890          35,425        33,720        27,753        27,078
Add - Minority interest - preferred .........                19,055          17,021        32,486        26,906        26,906
Add - Interest expense ......................                33,062           8,216           760         1,121         3,809
EBITDA available to cover fixed charges (b)..           $   838,613       $ 710,137     $ 611,478     $ 574,108     $ 550,092
Total fixed charges - interest expense (a)...           $    35,778       $  11,036     $   4,377     $   7,131     $  10,322

Preferred stock dividends....................           $   214,218       $ 173,017     $ 157,925      $146,196      $148,926
Preferred partnership unit distributions.....                19,055          16,147        30,423        26,906        26,906
   Allocations pursuant to EITF Topic D-42...                31,493           8,412        10,787         7,120         6,888
Total preferred distributions................           $   264,766       $ 197,576     $ 199,135     $ 180,222     $ 182,720
Total combined fixed charges and preferred stock
  distributions..............................           $   300,544       $ 208,612     $ 203,512     $ 187,353     $ 193,042
Ratio of EBITDA to fixed charges.............                23.44x          64.35x       139.70x        80.51x        53.29x
Ratio of EBITDA to combined fixed charges and
  preferred stock distributions..............                 2.79x           3.40x         3.00x         3.06x         2.85x


(a) "Total fixed charges - interest expense" includes interest expense plus capitalized interest.


(b) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, gains on sale of real estate assets and the impact of the application of EITF Topic D-42. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.


                                   Exhibit 12